Execution Version
AMENDMENT NO. 1 TO
THE TAX RECEIVABLE AGREEMENT
This Amendment No. 4 to the Tax Receivable Agreement (this “Amendment”) is dated as of November 4, 2024, by and among Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), and each of the undersigned parties hereto (each, excluding CWAN Holdings, LLC (“OpCo”), a “TRA Amendment Party” and together, the “TRA Amendment Parties”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given to such terms in the TRA (as defined below).
RECITALS
WHEREAS, the TRA Amendment Parties previously entered into that certain Tax Receivable Agreement, dated as of September 28, 2021, by and among the Company, OpCo and, without duplication, each of the TRA Amendment Parties (as amended, restated, supplemented or otherwise modified from time to time, the “TRA”);
WHEREAS, the TRA Amendment Parties desire to, among other things, amend the TRA to provide for a one-time payment to each TRA Party as set forth opposite such Person’s name on the Settlement Payment Schedule attached hereto as Exhibit A, and with such payment, (i) the TRA Parties will have no further rights to receive payments (past, current or future) under the TRA and (ii) the Company will have no further payment obligations (past, current or future) to the TRA Parties under the TRA;
WHEREAS, pursuant to Section 7.6(c) of the TRA, the TRA may be amended by the Company and the TRA Party Representative;
WHEREAS, the Board has established a special committee of independent and disinterested members of the Board (the “Special Committee”) to consider a possible transaction or a series of transactions with certain TRA Parties to sell, dispose, transfer, assign or terminate all or a portion of the payments related to Tax Attributes;
WHEREAS, the Special Committee has unanimously (i) determined that it is advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, and declared it advisable, to enter into this Amendment to provide for Settlement Payments in lieu of any and all amounts payable to the TRA Parties, upon the terms and subject to the conditions set forth in the TRA and this Amendment; (ii) recommended that the Board declare that this Amendment is advisable, fair to and in the best interests of the Company and Unaffiliated Stockholders and approve this Amendment and (iii) resolved to recommend that the Board submit the Amendment to the Unaffiliated Stockholders entitled to vote thereon for adoption thereby and recommend that such stockholders adopt the Amendment;
WHEREAS, the Board, acting upon the recommendation of the Special Committee, has unanimously (i) determined that it is advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders and declared it advisable, to enter into this Amendment to provide for Settlement Payments in lieu of any and all amounts payable to the TRA Parties, upon the terms and subject to the conditions set forth in the TRA and this Amendment; (ii) approved and adopted this Amendment and approved the execution and delivery of this Amendment by the Company, the performance by the Company of its covenants and other obligations hereunder; and (iii) resolved to recommend that the Unaffiliated Stockholders adopt this Amendment and directed that such matter be submitted for consideration by such stockholders at the Stockholders’ Meeting (clause (iii), the “Board Recommendation”); and
WHEREAS, upon the effectiveness of this Amendment, the Parties shall execute and deliver the TRA Termination and Release in the form attached hereto as Schedule 1 (the “TRA Termination and Release”).
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the TRA Amendment Parties hereto agree as follows:
1.Effective Time of Amendment. This Amendment shall become effective only upon, and its effectiveness shall be expressly conditioned on, satisfaction of the conditions set forth in Section 3 hereof.
2.Amendments to TRA. Upon the effectiveness of this Amendment, the TRA shall be amended as follows:
a.The following shall be added at the end of Section 4.1(a) of the TRA:
“From and after the date of the Unaffiliated Stockholder Approval, the Corporate Taxpayer shall have an obligation to pay, or cause to be paid, to each TRA Party an amount equal to the amount set forth opposite such Person’s name on Exhibit A to Amendment No. 1 (each, a “Settlement Payment” and collectively, the “Settlement Payments”). Any Tax Benefit Payments made to a TRA Party following November 4, 2024 shall be treated as an offset against and reduce on a dollar-for-dollar basis, such TRA Party’s respective Settlement Payment. The Corporate Taxpayer shall pay, or cause to be paid, each TRA Party’s Settlement Payment no later than ten (10) Business Days after the return by such TRA Party to the Corporate Taxpayer of a counterpart signature page to the TRA Termination and Release. Notwithstanding anything to the contrary in this Agreement, including, without limitation, Article III and this Article IV, from and after the date of the Unaffiliated Stockholder Approval, the Corporate Taxpayer’s sole and exclusive payment obligations under this Agreement in respect of each TRA Party shall be to pay, or cause to be paid, to such TRA Party, such Person’s Settlement Payment. Notwithstanding anything further to the contrary in this Agreement, including, without limitation, Article III and this Article IV, from and after the date of the Unaffiliated Stockholder Approval the Corporate Taxpayer will have no further payment obligations (past, current or future) to the TRA Parties under this Agreement upon the payment of all of the Settlement Payments pursuant to this Agreement.”
b.The following shall be added as a new Section 4.4 of the TRA:

“Section 4.4 Tax Treatment. The Parties intend that, for U.S. federal and other applicable tax purposes, each Settlement Payment shall be treated (i) with respect to each Blocker TRA Party, as additional consideration for the Blocker Exchange, (ii) with respect to a TRA Party to the extent allocable to a prior Exchange (as set out in the Settlement Payment Schedule), as additional consideration for the purchase by the Corporate Taxpayer of the applicable Units previously Exchanged, (iii) with respect to a TRA Party to the extent allocable to Units that have not been Exchanged (as set out in the Settlement Payment Schedule), as a payment attributable to the termination of a right or obligation with respect to such Units subject to Section 1234A of the Code, and (iv) with respect to a Person with a TRA Bonus Agreement, as compensation for services. The Parties agree to file all tax returns and take all tax positions consistently with such treatment, except as required by a determination that is final within the meaning of Section 1313(a) of the Code, as amended, or other corresponding provision of applicable law. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable TRA Party. The Corporate Taxpayer will use commercially reasonable efforts to provide advance notice to the TRA Representative and the applicable TRA Party of any expected deduction and withholding with respect to payments described in clauses (i) through (iii) of the first sentence of this Section 4.4, describe the basis for any determination that such deduction and withholding is required by law and use commercially reasonable efforts to cooperate with the TRA Representative and the applicable TRA Party to minimize the amount of any such required deduction and withholding.”
c.The following shall be added to Section 1.1 of the TRA:
“Amendment No. 1” means that certain Amendment No. 1 to the Tax Receivable Agreement entered into as of November 4, 2024, by and among the Corporate Taxpayer and the undersigned parties thereto.
“Stockholders’ Meeting” means the meeting of the stockholders of the Corporate Taxpayer (including any adjournment, postponement or other delay thereof) to be held to consider the approval by the Unaffiliated Stockholders of the TRA Amendment (including the Settlement Payments made to each of the TRA Parties in respect thereof).
“Unaffiliated Stockholders” means the stockholders of the Corporate Taxpayer other than (i) the TRA Parties, (ii) any members of the Board who are employees of a TRA Party or its Affiliates, (iii) any officer of the Corporate Taxpayer (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended) and, without duplication, any officer who, as a result of the Settlement Payments made to the TRA Parties, receives a bonus payment pursuant to the tax receivable agreement bonus letters, each dated as of September 28, 2021, between the Corporate Taxpayer and each such officer and (iv) any member of any of the foregoing’s “immediate family” (as defined in Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), or any “affiliate” or “associate” (as defined in Rule 12b-2 of the Exchange Act) of any of the foregoing.
“Unaffiliated Stockholder Approval” means the approval of (i) the TRA Amendment and (ii) the Settlement Payments made in respect thereof, in each case, by an affirmative vote of the majority of the outstanding common stock held by the Unaffiliated Stockholders.”
3.Conditions to Effectiveness of Amendment. The effectiveness of this Amendment is subject to the satisfaction or, to the extent permitted by applicable law and solely for the condition set forth in Section 3(b), waiver of, the following:
a.the Unaffiliated Stockholder Approval shall have been obtained; and
b.no governmental authority having jurisdiction over the TRA or the Company shall have issued any order or other action that is in effect restraining, enjoining or otherwise prohibiting the effectiveness of this Amendment and no applicable law that makes the effectiveness of this Amendment illegal or otherwise prohibited shall be in effect.
4.Proxy Statement; Stockholders’ Meeting.
a.Preparation. Following the execution of this Amendment, the Company shall, in accordance with applicable law and the Company’s governing documents, duly set a record date for, call, give notice of, convene and hold the Stockholders’ Meeting. The Company shall prepare and file with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement to be sent to stockholders of the Company in connection with the Stockholders’ Meeting (the proxy statement, including any amendments or supplements, the “Proxy Statement”). The Company will provide the TRA Party Representative and its counsel a reasonable opportunity to review and comment thereon, and the Company will give good faith consideration to the additions, deletions or changes suggested by the TRA Party Representative or its counsel. The Company shall (i) include the Board Recommendation in the Proxy Statement and (ii) following the mailing of the Proxy Statement, use reasonable best efforts to solicit proxies to obtain the Unaffiliated Stockholder Approval. Promptly following the earlier of (A) the expiration of the 10-day waiting period contemplated by Rule 14a-6(a) promulgated under the Exchange Act if by such date the SEC has not informed the Company it intends to review the Proxy Statement and (B) if the SEC has by such date informed the Company that it intends to review the Proxy Statement, the date on which the SEC provides confirmation to the Company that it has completed its review of the Proxy Statement, the Company will cause the Proxy Statement in definitive form to be mailed to the stockholders of the Company.
b.Mutual Assistance. The Company and the TRA Party Representative will cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by applicable law, in disseminating the information contained in such amendment or supplement to the stockholders of the Company as of the record date established for the Stockholders’ Meeting. The parties will notify each other as promptly as practicable of the receipt of any comments, whether written or oral, from the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement and will supply each other with copies of all correspondence between it or any of its representatives, on the one hand, and the SEC, on the other hand, with respect to such filings. The parties will use their respective reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after the receipt thereof.
c.Adjournment of Stockholders’ Meeting. Notwithstanding anything to the contrary in this Agreement, the Company, acting at the direction of the Special Committee, shall be permitted to postpone or adjourn the Stockholders’ Meeting if the Company believes it is necessary, appropriate or advisable to do so.
5.Effect. The TRA, as amended (subject to the Unaffiliated Stockholder Approval), is hereby confirmed in all respects and shall remain in full force and effect pursuant to the terms thereof; provided, however, if the Unaffiliated Stockholder Approval is not obtained, then this Amendment shall terminate and become null and void and of no effect.
6.Termination. Prior to the satisfaction of the condition set forth in Section 3(a) hereof, this Amendment may be terminated at any time prior to the receipt of the Unaffiliated Stockholder Approval only as follows:
a.by mutual written consent of the Company and the TRA Party Representative;
b.by either the Company or the TRA Party Representative upon written notice to the other party in the event that the Company fails to obtain the Unaffiliated Stockholder Approval at the Stockholders’ Meeting; and
c.by either the Company or the TRA Party Representative by written notice to the other party if the Unaffiliated Stockholder Approval has not been obtained by 11:59 p.m. Eastern time on May 1, 2025.
In the event that this Amendment is terminated pursuant to the foregoing clauses (a-c), it shall become void and of no effect without liability of any party. For the avoidance of doubt, if this Amendment is terminated, the TRA shall remain in full force and effect in accordance with its terms unaffected by this Amendment.
7.Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile or email with confirmation of transmission by the transmitting equipment or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
If to the Company, to:
Clearwater Analytics Holdings, Inc.
777 W. Main Street
Suite 900
Boise, Idaho 83702
Attention:    Alphonse Valbrune, Chief Legal Officer
Email:    *****
with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:     Constantine N. Skarvelis, P.C.; David B. Feirstein, P.C.;
    Ross M. Leff, P.C.; Marshall P. Shaffer, P.C.
Email:    *****
with a copy (which shall not constitute notice) to:
Goodwin Procter LLP
New York Times Building
620 Eighth Avenue
New York, NY 10018
Attention:    Joshua M. Zachariah; Michael R. Patrone
Email:    *****
If to the TRA Party Representative, to the respective address, fax number and email address set forth in the records of OpCo or the Company, as applicable.
with a copy (which shall not constitute notice) to:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036
Attention:    Scott Abramowitz; David Hennes; Craig Marcus
Email:    *****
8.Miscellaneous.
a.Entire Agreement. This Amendment, the TRA and the TRA Termination and Release constitute the entire agreement among the TRA Amendment Parties that may have related in any way to the subject matter hereof and supersede all prior agreements and understandings both written and oral (including any related discussions), among the TRA Amendment Parties with respect to the subject matter hereof.
b.Rules of Construction. The TRA Amendment Parties hereto agree that they have been represented by counsel or had the opportunity to consult with counsel during the negotiation and execution of this Amendment and therefore waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
c.Waivers. No waiver of any breach of any of the terms of this Amendment shall be effective unless such waiver is made expressly in writing and executed and delivered by the Party against whom such waiver is claimed. No waiver of any breach shall be deemed to be a further or continuing waiver of such breach or a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.
d.Severability. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the TRA Amendment Parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the TRA Amendment Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
e.No Third-Party Beneficiaries. Nothing in this Amendment, expressed or implied, is intended to confer on any Person other than the TRA Amendment Parties hereto or their respective successors and assigns any rights, remedies, or liabilities under or by reason of this Amendment; provided that each of the TRA Parties (as defined in the TRA) is an express and intended third party beneficiary of this Amendment.
f.Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

g.Counterparts. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the TRA Amendment Parties and delivered to the other TRA Amendment Parties, it being understood that all TRA Amendment Parties need not sign the same counterpart. Delivery of an executed signature page to this Amendment by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.
(Signature Pages Follow)

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to the Tax Receivable Agreement as of the date first written above.
COMPANY:
Clearwater Analytics Holdings, Inc.
By:/s/ Jim Cox
Name: Jim Cox
Title: Chief Financial Officer
OPCO:
CWAN Holdings, LLc.
By:/s/ Jim Cox
Name: Jim Cox
Title: Chief Financial Officer
TRA PARTIES:
WCAS GP CW LLC
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WCAS XII CARBON ANALYTICS ACQUISITION, L.P.
By: WCAS XII Associates LLC, its General Partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WCAS XIII CARBON ANALYTICS ACQUISITION, L.P.
By: WCAS XIII Associates LLC, its General Partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member

WELSH, CARSON, ANDERSON & STOWE XII, L.P.
By: WCAS XII Associates LLC
Its: General Partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WELSH, CARSON, ANDERSON & STOWE XII DELAWARE L.P.
By: WCAS XII Associates Cayman, L.P.
Its: General Partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WELSH, CARSON, ANDERSON & STOWE XII DELAWARE II, L.P.
By: WCAS XII Associates LLC
Its: General Partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WELSH, CARSON, ANDERSON & STOWE XII CAYMAN, L P.
By: WCAS XII Associates Cayman, L.P.
Its: General Partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WCAS XII CARBON INVESTORS, L.P.

By: WCAS XII Associates LLC, its general partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WCAS XIII CARBON INVESTORS, L.P.
By: WCAS XIII Associates LLC, its general partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WCAS XIII, L.P.
By: WCAS XIII Associates LLC, its general partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
WCAS XIII CAYMAN, L.P.
By: WCAS XIII Associates LLC, its general partner
By:/s/ Christopher W. Solomon
Name: Christopher W. Solomon
Title: Managing Member
GALIBIER PURCHASER LLC
By:/s/ Cedric Pedoni
Name: Cedric Pedoni
Title: Authorized Signatory
WP CA HOLDCO, L.P.
By: WP CA Holdco GP, LLC
Its: General Partner
By:/s/ Harsha Marti
Name: Harsha Marti
Title: Vice President and Assistant Secretary

Exhibit A
Settlement Payment Schedule

Schedule 1
TRA TERMINATION AND RELEASE
THIS TRA TERMINATION AND RELEASE (this “Release”), is entered into as of [•], 2024 (the “Effective Date”) by and between Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), and the TRA Party listed on the signature page hereto (the “TRA Party”).
RECITALS
WHEREAS, the TRA Party has certain rights under that certain Tax Receivable Agreement, dated as of September 28, 2021, by and among the Company, Opco and, without duplication, each of the TRA Parties (the “Original Tax Receivable Agreement”), as amended November 4, 2024 (such amendment, the “TRA Amendment” and the Original Tax Receivable Agreement as amended, restated, supplemented or otherwise modified from time to time (including pursuant to the TRA Amendment), the “TRA”);
WHEREAS, the TRA Parties and the Company propose to terminate all other past, present, and future obligations under the TRA (except as expressly provided herein) on the terms and subject to the conditions set forth herein;
WHEREAS, the TRA Party desires to disclaim any future rights or interests to receive payments under the TRA in exchange for such TRA Party’s Settlement Payment; and
NOW, THEREFORE, in consideration of the payments and mutual releases contemplated hereby and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
TERMINATION AND RELEASE
1.Definitions. Capitalized terms used and not defined in this Release (including the preamble and the Recitals hereto) shall have the respective meaning assigned to them in the TRA.
2.Settlement Payment. As consideration for the complete and full termination of the Company’s obligations (past, current or future) under the TRA and relinquishing all rights thereunder as further provided in this Release, the Company agrees to pay, or cause to be paid, the TRA Party’s Settlement Payment at the time set forth in Section 3.
3.Timing of Payment. Subject to the effectiveness of the TRA Amendment, the Company shall pay, or cause to be paid, the TRA Party’s Settlement Payment, as set forth opposite such TRA Party’s name on the Settlement Payment Schedule attached hereto as Exhibit A, via wire transfer to accounts set forth in written wiring instructions provided by the TRA Party no later than ten (10) Business Days after the return of an executed counterpart signature page to this Release by the TRA Party to the Company.
4.Full and Complete Termination of TRA Obligations. The parties hereby acknowledge and agree as follows:

a.Termination of TRA Obligations. Notwithstanding anything contained in the TRA to the contrary, effective upon payment by the Company to the TRA Party of its Settlement Payment, the parties hereto agree that, as between the parties, the TRA shall be cancelled and terminated in its entirety, shall become null and void and shall be of no further force or effect, provided, however, that Sections 4.4 (Tax Treatment), 6.1 (Participation in the Corporate Taxpayer’s and OpCo’s Tax Matters), 6.2 (Consistency), 6.3 (Cooperation), 7.1 (Notices), 7.4 (Governing Law), 7.8 (Resolution of Disputes) and 7.12 (Confidentiality) of the TRA (collectively, the “Surviving TRA Terms”) shall survive and remain in effect. For purposes of any notices to be provided pursuant to Section 7.1 of the TRA, the address of the TRA Party is revised as provided with the TRA Party’s signature set forth below.
b.Waiver of Notices; No Early Termination Notice. Notwithstanding any other provisions of this Release or the TRA to the contrary, the TRA Party, effective upon, and subject to, payment to the TRA Party of the TRA Party’s Settlement Payment, waives any past, present or future obligations of the Company to provide any notices to the TRA Party pursuant to the TRA. For the avoidance of doubt, notwithstanding any other provisions of this Release or the TRA to the contrary, the parties agree that entering into this Release does not constitute an Early Termination Notice.
c.Withholding. The Company shall be entitled to deduct and withhold from any payment payable pursuant to this Release such amounts as the Company is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. To the extent that amounts are so deducted and withheld and paid over to the appropriate taxing authority by the Company, such withheld amounts shall be treated for all purposes of this Release as having been paid to the applicable TRA Party. The TRA Party shall promptly provide the Company with any applicable tax forms and certifications (including IRS Form W-9 or the applicable version of IRS Form W-8 (together with any applicable attachments)) reasonably requested, in connection with determining whether any such deductions and withholdings are required under the United States Internal Revenue Code of 1986, as amended or any provision of United States state and local law.
5.Mutual Release.
a.TRA Party’s Release of Claims. The TRA Party effective upon, and subject to, payment to the TRA Party of the TRA Party’s Settlement Payment generally, irrevocably, unconditionally and completely releases and forever discharges the Company, the TRA Party Representative and its and their former, current and future direct or indirect equityholders, and controlling persons, shareholders, members, general or limited partners, subsidiaries, affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors of any of the foregoing, and its and their respective successors and assigns (collectively, “Company Released Parties”), from any and all disputes, claims, charges, losses, amounts owed, assessed interest, penalties, damages, taxes, costs, expenses, controversies, demands, rights, liabilities, suits, proceedings, actions or causes of action of every kind and nature (collectively, “Claims”) that the TRA Party has had in the past, now has or might have, whether known or unknown, arising out of or relating to the TRA, except for Claims (x) arising out of or relating to the Company’s obligation to make Settlement Payments to the TRA Party and (y) relating to future obligations of the Company Released Parties in respect of Surviving TRA Terms that arise following the date hereof. The TRA Party hereby agrees that the TRA Party shall not and shall cause any controlled affiliates not to initiate or file any lawsuit of any kind whatsoever or any complaint or charge against the Company or any of the other Company Released Parties with respect to the matters released and discharged hereby.
b.Company Release of Claims. The Company generally, irrevocably, unconditionally and completely releases and forever discharges the TRA Party, the TRA Party Representative and its and their former, current and future direct or indirect equityholders, controlling persons, shareholders, members, general or limited partners, subsidiaries, affiliates, officers, directors, managers, trustees, employees, counsel, accountants, agents, financial advisers, consultants, insurers, heirs, administrators and executors of any of the foregoing, and its and their respective successors and assigns (collectively, “TRA Released Parties”), from any and all Claims that Company has had in the past, now has or might have, whether known or unknown, arising out of or relating to the TRA, except for Claims relating to future obligations of the TRA Party in respect of the Surviving TRA Terms that arise following the date hereof. The Company hereby agrees that the Company shall not and shall cause any controlled affiliates not to initiate or file any lawsuit of any kind whatsoever or any complaint or charge against the TRA Party or any of the other TRA Released Parties with respect to the matters released and discharged hereby.
c.Release of Unknown Claims. Each Party acknowledges that it has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Being aware of said code section, each party agrees to expressly waive any rights it may have thereunder, as well as under any statute or common law principles of similar effect only with respect to the released matters set forth in this release.

The invalidity or unenforceability of any party of this release shall not affect the validity or enforceability of the remainder of this release or any other term of this release, which shall remain in full force and effect.
6.Representations, Warranties and Covenants of the TRA Party. The TRA Party represents, warrants and covenants to the Company the following:
a.Authority. The TRA Party has full power and authority to enter into this Release and this Release constitutes valid and legally binding obligations of the TRA Party, enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
b.Title to and No Assignment of TRA Rights. The TRA Party has good and marketable title to its right to receive certain payments and other rights as expressly provided under the TRA (the “TRA Rights”) and the TRA Party has not, directly or indirectly, assigned or transferred or purported to assign or transfer to any Person any of the TRA Rights or any portion thereof. No Person has any outstanding option or preemptive or similar right to purchase any of TRA Rights.
c.Consents. No consent, approval, qualification, order or authorization of, or filing with, any Person (other than the Company) is required on the part of the TRA Party in connection with the TRA Party’s valid execution, delivery or performance of this Release.
7.Representations, Warranties and Covenants of the Company. The Company represents, warrants and covenants to the TRA Party the following:
a.Authority. The Company has full power and authority to enter into this Release, and this Release constitutes a valid and legally binding obligation of the Company, enforceable in accordance with it terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.
b.Consents. No consent, approval, qualification, order or authorization of, or filing with, any Person is required on the part of the Company in connection with the Company’s valid execution, delivery or performance of this Release.
8.Further Assurances. If any further action is reasonably necessary to carry out the intent and purpose of this Release, then each Party shall take such further action (including the execution and delivery of further documents) as any other Party reasonably requests to carry out such purpose, including executing any agreement or providing additional information, documents and other materials for purposes of preparing any financial statement, preparing any tax return or contesting or defending any audit, examination or controversy in connection with the transactions contemplated by this Release.

9.Public Disclosures.
a.Disclosure Restrictions. Nothing in this Release shall limit a Party’s ability to make such disclosures regarding this Release or the transactions contemplated by this Release including, without limitation, filing this Release with the Securities and Exchange Commission, or any other comparable foreign, domestic, state and local securities regulatory authority to which the Company is subject, to the extent required, taking into account the advice of such Party’s counsel, to comply with applicable law, including federal securities laws, rules or regulations or the requirements of any exchange on which a Party’s (or its affiliate’s) securities may be listed, quoted or traded.
b.Non-Compliance with Disclosure Restrictions. Each Party shall be liable for any failure of its affiliates or representatives to comply with the Surviving TRA Terms and the restrictions set forth under Section 9(a).
10.Authority to Execute Release. By signing below, each Party warrants and represents that the Person signing this Release on its behalf has authority to bind that Party and that the Party’s execution of this Release is not in violation of any by-law, covenants and/or other restrictions placed upon them.
11.Costs and Expenses. Each Party shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated by this Release.
12.Governing Law. This Release shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles that would mandate the application of the laws of another jurisdiction.
13.Entire Agreement; No Third Party Beneficiaries. Subject to and except as may be specifically provided herein, this Release constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Release shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Release, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Release.
14.Disclaimer of Reliance. EACH PARTY EXPRESSLY WARRANTS THAT HE, SHE, OR IT HAS CAREFULLY READ THIS RELEASE (INCLUDING THIS DISCLAIMER OF RELIANCE SET FORTH IN APPROPRIATELY CONSPICUOUS LANGUAGE) AND ANY EXHIBITS ATTACHED TO THIS RELEASE, UNDERSTANDS THEIR CONTENTS, AND SIGNS THIS RELEASE AS HIS, HER, OR ITS OWN FREE ACT. EACH PARTY EXPRESSLY WARRANTS THAT NO PROMISE OR RELEASE WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO HIM, HER, OR IT IN EXECUTING THIS RELEASE, AND THAT HE, SHE, OR IT IS NOT RELYING UPON (INDEED, EXPRESSLY DISCLAIMS RELIANCE UPON) ANY STATEMENT OR REPRESENTATION OF ANY PARTY OR ANY AGENT OF THE PARTIES BEING RELEASED HEREBY. EACH PARTY AGREES THIS IS AN ARM’S-LENGTH TRANSACTION (NO FIDUCIARY RELATIONSHIP EXISTS) AND IS

RELYING SOLELY ON HIS, HER, OR ITS OWN JUDGMENT, AND EACH PARTY HAS BEEN REPRESENTED BY, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY BUT IS OF THEIR OWN FREE WILL NOT REPRESENTED BY, LEGAL COUNSEL IN THIS MATTER, AS WELL AS CONSULT WITH ANY FINANCIAL, TAX OR OTHER ADVISORS. ANY PARTY WHO IS UNREPRESENTED COVENANTS THAT HE, SHE, OR IT HAS READ THE ENTIRE CONTENTS OF THIS RELEASE IN FULL, AND IS AWARE OF THE LEGAL CONSEQUENCES OF THIS RELEASE.
15.Counterparts. This Release may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Release by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Release.
16.Severability. If any provision of this Release becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Release, and such court will replace such illegal, void or unenforceable provision of this Release with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Release shall be enforceable in accordance with its terms.
[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this TRA Termination and Release as of the Effective Date.
COMPANY:
Clearwater Analytics Holdings, Inc.
By:
Name:
Title:
OPCO:
CWAN Holdings, LLC
By:
Name:
Title:
TRA PARTY:
[•]
By:
Name:
Title:

Exhibit A
Settlement Payments